UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 2, 2006

Date of Report (Date of earliest event reported)

Arden Realty Limited Partnership
(Exact name of registrant as specified in its charter)

Maryland	000-30571	95-4599813
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11601 Wilshire Boulevard,

Fourth Floor

Los Angeles, California 90025-1740

(Address and zip code of principal executive offices)

(310) 966-2600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

The information set forth in Item 5.01 below is hereby incorporated by reference into this Item 2.01.

Item 5.01.  Changes in Control of Registrant.

On December 21, 2006, Arden Realty, Inc., a Maryland corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Arden Realty Limited Partnership, a Maryland limited partnership (the “Partnership”), General Electric Capital Corporation, a Delaware corporation (“GECC”), Atlas Merger Sub, Inc., a Maryland corporation and wholly-owned subsidiary of GECC (“REIT Merger Sub”), Atlas Partnership Merger Sub, Inc., a Maryland corporation and wholly-owned subsidiary of the Company, Trizec Properties, Inc., a Delaware corporation (“TRZ”), and Trizec Holdings Operating LLC, a Delaware limited liability company (“TRZ OP”), pursuant to which, among other things, GECC would acquire the Company and its subsidiaries through the merger of the Company with and into REIT Merger Sub (along with the other transactions contemplated by the Merger Agreement, the “Merger”). On May 2, 2006, the Merger was consummated.

In accordance with the Merger Agreement, each outstanding share of the Company’s common stock was acquired for $45.25 per share in cash, plus an amount equal to a prorated portion of the Company’s $0.505 normal quarterly distribution, without interest, subject to any required tax withholding per share in cash. Holders of the Partnership’s limited partnership interests were given the choice of either electing to receive $45.25 per unit in cash, plus an amount equal to a prorated portion of the Partnership’s $0.505 normal quarterly distribution, without interest, subject to any required tax withholding per limited partnership unit in cash or a limited liability company interest in TRZ OP. As a result of the Merger, Company was merged into REIT Merger Sub and the surviving entity became the sole general Partner of the Partnership. GECC is the owner of 100% of the voting securities of REIT Merger Sub. Arden LP New Partners Sub LLC became the sole limited partner of the Partnership.

On May 1, 2006, in connection with the Merger, TRZ purchased 13 properties located in Los Angeles and San Diego from the Company for approximately $1.6 billion.

A copy of the press release issued by the Company on May 2, 2006 announcing the consummation of the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release dated May 2, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARDEN REALTY LIMITED PARTNERSHIP

By: ARDEN REALTY, INC., its General Partner
Date: May 8, 2006	By:	/s/ Kevin L. Korsh
Kevin L. Korsh
Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release dated May 2, 2006.